EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-30545) of Lam Research Corporation and in the related Prospectuses and in the Registration Statements (Form S-8 Nos. 333-84638, 333-74500, 333-93115, 333-72751, 333-66833, 333-01011, 333-32981 and 333-127936) pertaining to the amended and restated 1996 Performance-Based Restricted Stock Plan, 1997 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Stock Option Plan and the Savings Plus Plan, 401(k) of Lam Research Corporation of our reports dated August 14, 2006, with respect to the consolidated financial statements and schedule of Lam Research Corporation, Lam Research Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lam Research Corporation, included in this Annual Report (Form 10-K) for the year ended June 25, 2006.
/s/ ERNST & YOUNG LLP
San Jose, California
August 14, 2006